Execution Version

THIRD AMENDMENT TO TERM LOAN AGREEMENT
THIS THIRD AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is effective as of March 6, 2018 among PNM RESOURCES, INC., a New Mexico corporation (the “Borrower”), the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement (as defined below).
R E C I T A L S
WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to that certain Term Loan Agreement, dated as of March 9, 2015, as amended by the First Amendment to Term Loan Agreement, dated as of September 9, 2015 and as amended by the Second Amendment to Term Loan Agreement, dated as of November 2, 2016 (as so amended and as otherwise amended or modified from time to time, the “Loan Agreement”);
WHEREAS, the Borrower has requested a modification to the Loan Agreement as described below; and
WHEREAS, the Lenders party hereto are willing to agree to such modification, subject to the terms set forth herein as more fully set forth below.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
A G R E E M E N T
1.    Amendments to Loan Agreement.
(a)The following definitions in Section 1.1 of the Loan Agreement are hereby amended to read as follows:
“Maturity Date” means June 8, 2018.
“Sanctioned Country” means, at any time, a country, region or territory which is itself subject to or the target of comprehensive country-wide Sanctions (at the time of this Loan Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan, and Syria and Crimea).
“Sanctioned Person” means, at any time, (a) any Person listed in any publicly-available list of Persons designated as being subject to Sanctions, which lists are maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person organized or resident in a Sanctioned Country or (c) any Person known by the Borrower or its Subsidiaries to be owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
    (b)    The following definitions are hereby added to Section 1.1 of the Loan Agreement in appropriate alphabetical order to read as follows:

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, or any European Union member state.
“Third Amendment Effective Date” means March 9, 2018.
(c)    Section 2.1(a) of the Loan Agreement is hereby amended to read as follows:
(a)    Loan. Subject to the terms and conditions of this Loan Agreement, the Lenders agree to make a term loan in Dollars to the Borrower on the Funding Date in an aggregate principal amount of $150,000,000 (the “Loans”). The Lenders shall make the Loans to the Borrower by (i) advancing additional borrowings on the Third Amendment Effective Date and/or (ii) continuing portions of the Loans outstanding immediately prior to the Third Amendment Effective Date. Amounts repaid or prepaid in respect of the Loans may not be reborrowed. The Commitments of the Lenders shall terminate upon the making of the Loans on the Third Amendment Effective Date pursuant to this Section 2.1.
(d)    Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
(a)    Since December 31, 2017, except as disclosed in the Borrower’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2017, there has been no development or event relating to or affecting the Borrower or any of its Subsidiaries which would have or would reasonably be expected to have a Material Adverse Effect.
(b)    Since December 31, 2017, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of its business or property, and no purchase or other acquisition by the Borrower or any of its Subsidiaries of any business or property (including the Capital Stock of any other Person) material in relating to the financial condition of the Borrower or any of its Subsidiaries, in each case which is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 4.1(d) or 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Loan Agreement and communicated to the Lenders.
(e)    Section 6.9 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
6.9    Litigation
Except as disclosed in the Borrower’s Annual Report on Form 10-K for the Fiscal year ended December 31, 2017, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which would have or would reasonably be expected to have a Material Adverse Effect.

(f)    Section 6.20 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
6.20    Anti-Corruption Laws and Sanctions.
The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, any Subsidiary and their respective directors, officers and employees with the Anti-Corruption Laws and applicable Sanctions. The Borrower, any Subsidiary and to the knowledge of the Borrower or such Subsidiary their respective officers, directors and employees, are in compliance with the Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any third party that will act in any capacity on behalf of or at the direction of the Borrower or any Subsidiary in connection with or will benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transactions by the Borrower or any Subsidiary contemplated by this Loan Agreement will knowingly violate any Anti-Corruption Law or applicable Sanctions.
(g)    Section 6.21 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
6.21    [Reserved].
(h)    Section 7.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
7.5    Compliance with Law.
(a)    The Borrower will comply (and will cause each of its Subsidiaries to comply) with all laws (including, without limitation, all Environmental Laws and ERISA laws), rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its properties, if the failure to comply would have or would reasonably be expected to have a Material Adverse Effect.
(b)    Without limiting clause (a) above, the Borrower will, and will cause each of its Subsidiaries to, ensure that no person who owns a controlling interest in or otherwise controls the Borrower or any Subsidiary is or shall be a Sanctioned Person.
(c)    The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with the Anti-Corruption Laws and applicable Sanctions.
(d)    The Borrower shall, and shall cause each of its Subsidiaries to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.
(i)    The following sentence is hereby added at the end of Section 7.9 of the Loan Agreement to read as follows:
The Borrower will not request any Borrowing, and the Borrower shall not use, and shall use commercially-reasonable efforts to ensure that any Subsidiary and its or their respective directors, officers and employees shall not use, the proceeds of any Borrowing directly or, to the knowledge of the Borrower, indirectly (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person in violation of applicable Sanctions, or in any Sanctioned Country in violation of applicable Sanctions.
(j)    Schedule 1.1(a) to the Loan Agreement are hereby deleted in its entirety and replaced with Schedule 1.1(a) attached hereto.
2.    Effectiveness.

This Amendment shall be effective as of March 9, 2018 (the “Third Amendment Effective Date”)upon satisfaction of the following conditions precedent:

(a)    Receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower and each Lender.

(b)    Receipt by the Administrative Agent of the following:

(i)    Copies of the articles of incorporation of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation and copies of the bylaws of the Borrower certified by a secretary or assistant secretary (or the equivalent) of the Borrower to be true and correct as of March 6, 2018.

(ii)    Copies of resolutions of the board of directors of the Borrower approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, certified by a secretary or assistant secretary (or the equivalent) of the Borrower to be true and correct and in full force and effect as of March 6, 2018.

(iii)    An incumbency certificate of the Borrower certified by a secretary or assistant secretary (or the equivalent) of the Borrower to be true and correct as of March 6, 2018.

(c)    Receipt by the Administrative Agent of opinions of counsel from counsel to the Borrower (which may include in-house counsel with respect to matters of New Mexico law), in form and substance acceptable to the Administrative Agent, addressed to the Administrative Agent and the Lenders and dated as of March 6, 2018.

3.    Ratification of Loan Agreement. The term “Loan Agreement” as used in each of the Loan Documents shall hereafter mean the Loan Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Loan Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. Each party hereto acknowledges and consents to the modifications set forth herein and agrees that, other than as explicitly set forth in Section 1 above, this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided here in, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

4.    Authority/Enforceability. The Borrower represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment, or, if required, any such consent, approval, authorization, order, filing, registration or qualification has been previously obtained or made.
5.    Representations and Warranties. The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Section 6 of the Loan Agreement are true and correct as of the date hereof, unless they specifically refer to an earlier date, (b) no event has occurred and is continuing which constitutes a Default or an Event of Default, and (c) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Loan Documents, or to the extent it has any, they are hereby released in consideration of the Lenders party hereto entering into this Amendment.
6.    New Lender.

(a)    On the Third Amendment Effective Date, The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the “New Lender”) hereby agrees to provide a Commitment in the amount set forth on Schedule 1.1(a) attached hereto and the initial Pro Rata Share of the New Lender shall be as set forth therein.

(b)    The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement, (iii) from and after the Third Amendment Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of its Commitment, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to provide its Commitment on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a foreign lender, it has delivered to the Administrative Agent and the Borrower any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the New Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(c)    The Borrower and the Administrative Agent agree that, as of the Third Amendment Effective Date, the New Lender shall (i) be a party to the Loan Agreement and the other Loan Documents, (ii) be a “Lender” for all purposes of the Loan Agreement and the other Loan Documents, and (iii) have the rights and obligations of a Lender under the Loan Agreement and the other Loan Documents.

(d)    The applicable address, facsimile number and electronic mail address of the New Lender for purposes of Section 11.1 of the Loan Agreement are as set forth in the New Lender’s Administrative Questionnaire delivered by the New Lender to the Administrative Agent on or before the date hereof or to such other address, facsimile number and electronic mail address as shall be designated by the New Lender in a notice to the Administrative Agent.

7.    Exiting Lenders. The Commitments and outstanding Loans of Royal Bank of Canada, SunTrust Bank and U.S. Bank National Association (each, an “Exiting Lender”) under the Loan Agreement are hereby assigned and reallocated among the other Lenders in the manner provided in Schedule 1.1(a) attached hereto. After giving effect to this Amendment, the Exiting Lenders shall no longer have any Commitments or outstanding Loans under the Loan Agreement. Each Exiting Lender joins in the execution of this Amendment solely for purposes of acknowledging and consenting to the assignment and reallocation of its Commitments and Loans under the Loan Agreement. Concurrently with the effectiveness of this Amendment, each Exiting Lender shall have received payment in full for all outstanding Obligations owing to it under the Loan Agreement. Notwithstanding anything in the Loan Agreement or any other Loan Document to the contrary, all assignments and reallocations of Loans and Commitments pursuant to this Section 7 shall be deemed to be assignments made subject to and in compliance with Section 11.3 of the Loan Agreement (including, without limitation, the ‘Standard Terms and Conditions’ applicable to Assignments and Assumptions).
8.    No Conflicts. The Borrower represents and warrants that the execution and delivery of this Amendment, the consummation of the transactions contemplated herein and in the Loan Agreement (before and after giving effect to this Amendment), and the performance of and compliance with the terms and provisions hereof by the Borrower will not (a) violate, contravene or conflict with any provision of its articles or certificate of incorporation, bylaws or other organizational or governing document, (b) violate, contravene or conflict with any law, rule, regulation (including, without limitation, Regulation U and Regulation X), order, writ, judgment, injunction, decree or permit applicable to the Borrower, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Borrower is a party or by which it or its properties may be bound, the violation of which would have or would reasonably be expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien upon or with respect to the Borrower’s properties.
9.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy or by electronic format (pdf) shall be effective as an original.

10.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[remainder of page intentionally left blank]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.
BORROWER:

PNM RESOURCES, INC.,
a New Mexico corporation
By: /s/ Elisabeth Eden
Name: Elisabeth Eden
Title: Vice President and Treasurer

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender
By: /s/ Gregory R. Gredvig
Name: Gregory R. Gredvig
Title: Director

NEW LENDERS:
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a New Lender

By: /s/ Eric Otieno
Name: Eric Otieno
Title: Vice President

EXITING LENDERS:
ROYAL BANK OF CANADA,
as an Exiting Lender

By: /s/ Frank Lambrinos
Name: Frank Lambrinos
Title: Authorized Signatory

SUNTRUST BANK,
as an Exiting Lender

By: /s/ Yann Pirio
Name: Yann Pirio
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION,
as an Exiting Lender

By: /s/ Holland H. Williams
Name: Holland H. Williams
Title: Vice President

SCHEDULE 1.1(a)
PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Wells Fargo Bank, National Association	$75,000,000.00	50.000000000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$75,000,000.00	50.000000000%
TOTAL	$150,000,000.00	100.000000000%